UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 14, 2004
                Date of Report (Date of earliest event reported)

                   THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                      1-16187                 98-0125787
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


        21098 Bake Parkway, Suite 100, Lake Forest, California 92630-2163
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (949) 470-9535

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

Holders of all of the Company's 2,050 outstanding shares of Series B Convertible Preferred Stock (the "Preferred Stock") have submitted notice to convert all of the Preferred Stock into shares of Common Stock of the Company at a conversion rate of $0.0375 per share of Common Stock. As a result, the Company is required to issue a total of 54,666,667 shares of Common Stock.

The Company has also agreed to settle $1,048,374 of debts owed to certain members of the Company's management and controlling stockholders (the "Debts") through the issuance of 27,956,650 shares of Common Stock at the same price per share as the Preferred Stock conversion price.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
           YEAR

As of October 14, 2004, the Company's authorized capital was 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, and there were 35,405,618 shares of Common Stock issued and outstanding. The Company will be issuing an additional 82,623,317 shares of Common Stock as set out in Item 3.02, thereby increasing the issued and outstanding capital to 124,162,268 shares of Common Stock, which is in excess of its authorized capital.

Pursuant to the terms of the Preferred Stock and the settlement agreements for the Debts, the Company is required to take such steps as are necessary to increase its authorized capital to allow for the issuance of the shares of Common Stock on conversion of the Preferred Stock and the settlement of the Debts.

In addition, the Certificate of Designation for the Preferred Stock limits the amount of Common Stock which may be converted at any time for a particular holder of Preferred Stock to 4.9% of the Company's issued and outstanding Common Stock. However, the subscription agreement pursuant to which the Preferred Stock was issued waives this provision in cases where the holder already holds in excess of 4.9% of our issued and outstanding Common Stock.

The Company's majority stockholders, by written consent, have resolved to increase the authorized capital stock of the Company to 150,000,000 shares of common stock, $0.0001 par value, and to amend the Certificate of Designation for the Preferred Stock to correct the inconsistency between the subscription agreement and the Certificate of Designation. The increase of the authorized capital stock of the Company and the amendment of the Certificate of Designation will be effected as soon as possible 20 days after the mailing of a definitive information statement required by rules and regulations promulgated under the Securities Exchange Act of 1934.

The Company's majority stockholders, by written consent, have also resolved to effect a one-for-twenty reverse stock split of the outstanding Common Stock. Following the conversion of the Preferred Stock, the settlement of the Debts and the one-for-twenty reverse stock split, the Company expects to have approximately 6,208,113 shares of Common Stock outstanding.

Attached as Exhibit 99.1 is the press release issued by the Company on October 20, 2004 with regard to the matters described in Items 3.02 and 5.03 above.

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

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

    Exhibit Number      Description
----------------------- --------------------------------------------------------
99.1                    Press Release, dated October 20, 2004, issued by The
                        Bluebook International Holding Company

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 20, 2004

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY


By: /s/ Mark A. Josipovich
   -------------------------------------
   Mark A. Josipovich
   President and Chief Executive Officer

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